UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2009

SINO CLEAN ENERGY INC.

(Exact name of registrant as specified in Charter)

Nevada	000-51753	75-2882833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Room 1605, Suite B, Zhengxin Building,
No. 5, Gaoxin 1st Road, Gao Xin District,
Xi’an, Shaanxi Province, People’s Republic of China

(Address of Principal Executive Offices)

(8629) 8406-7376

(Issuer Telephone number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sale of Equity Securities.

On October 30, 2009, Sino Clean Energy Inc. (the “Registrant”) issued warrants to purchase up to 4,270,737 shares of its common stock (the “Placement Warrants”) to Axiom Capital Management, Inc. (“Axiom Capital”) and its assignees. Axiom Capital acted as placement agent in the Registrant’s private placement financing in July 2009 (the “Financing”), the description of which was previously disclosed in the Registrant’s current reports on Form 8-K filed on July 8 and 22, 2009. The Placement Warrants are issued as part of Axiom Capital’s fees in connection with the Financing.

Each Placement Warrant entitles its holder to purchase one share of the Registrant’s common stock at an exercise price of $0.228 (subject to certain adjustments) for a period of three years from the issuance date (the “Exercise Period”). The Placement Warrants may also be exercised at any time during the Exercise Period on a “cashless” basis. The exercise price is subject to full ratchet anti-dilution adjustment in the event that the Registrant issues additional equity, equity linked securities or securities convertible into equity (other than certain exempt issuances as defined in the Placement Warrants) at a purchase price less than the then applicable exercise price. The exercise price is also subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like.

The foregoing description of the Placement Warrants is qualified in its entirety by the form thereof included as an exhibit hereto and incorporated herein by reference.

The Placement Warrants were issued to Axiom Capital in reliance on the exemption from registration under the Securities Act of 1933, as amended (the “1933 Act”), pursuant to Rule 506 of Regulation D promulgated thereunder. The Placement Warrants have not been registered under the 1933 Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the 1933 Act and applicable state securities laws or an applicable exemption from registration requirements.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Exhibit Title or Description
99.1	Form of Placement Warrant *

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 2, 2009	SINO CLEAN ENERGY INC. (Registrant)

	By:	/s/ Baowen Ren
Baowen Ren Chief Executive Officer